September 24, 2021

Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Delaware Investments National Municipal Income Fund, a Massachusetts business trust (the “Trust”), solely in connection with the filing with the Securities and Exchange Commission (the “Commission”) the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) in order to solicit approval of an Acquisition Plan (the “Plan”) related to the acquisition of the assets and liabilities of the Delaware Investments Colorado Municipal Income Fund, Inc and Delaware Investments Minnesota Municipal Income Fund II, Inc. (together, the “Acquired Funds”), and to register the additional common shares of beneficial interest of the Trust to be transferred to the Acquired Funds in connection with the Acquisitions. The common shares of beneficial interest of the Trust Shares to be issued in connection with the Plan are referred to hereinafter as “Shares.” As such counsel, we have examined and are familiar with and have relied upon the following documents:

a.
the Trust’s Amended and Restated Declaration of Trust, dated February 14, 1993 and subsequent amendment thereto dated December 1 2001, June 22 2004, December 9 2004 and October 11, 2007 (as so amended and restated, the “Declaration”), and the Trust’s Amended and Restated By-Laws, dated October 15, 2007 (as so amended and restated, the “By-Laws”), as provided to us by the Trust;

b.
an Officer’s Certificate of an officer of the Trust, dated the date hereof and attached hereto, attesting to true, correct and complete copies of the Declaration, the By-Laws, certain resolutions of the board of trustees of the Trust relating to the creation, authorization and issuance of the Shares (the “Resolutions”), as each of the foregoing is in effect on the date hereof, and, and certain other matters;

c.
Certificate of the Secretary of the Commonwealth of Massachusetts, dated September 24 2021, attesting to the continued legal existence and good standing of the Trust in the Commonwealth of Massachusetts;

In our examination of the documents described above, we have assumed the genuineness of all

Stradley Ronon Stevens & Young, LLP September 24, 2021 Page 2

signatures, the legal capacity of all individual signatories, the completeness and accuracy of all Trust records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have not reviewed the minute or record books of the Trust.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of a officer of the Trust and of public officials (including without limitation the certificates referred to in clauses (b) and (c) above). We have not conducted any independent investigation of, or attempted to verify independently, such factual matters, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Trust. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body or agency in any jurisdiction.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts. To the extent that any other laws govern any of the matters as to which we are opining herein, we have assumed for the purposes of this opinion, with your permission and without investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We are expressing no opinion herein with respect to (i) compliance by the Trust with state securities or “blue sky” laws, or (ii) compliance with federal or state anti-fraud laws or any applicable fiduciary obligations of the Trust or its officers or trustees.

The opinions expressed in paragraph 1 below are based solely upon the certificate referred to in clause (c) above, are rendered as of the date of such certificate, and are limited accordingly. We express no opinion as to the tax good standing of the Trust in any jurisdiction.

The opinions expressed in paragraph 3 below are qualified to the extent that, under Massachusetts state law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. However, the Declaration neither the Trustees, nor any officer or agent of the Trust shall have the power to bind a shareholder personally or call upon a shareholder for the payment of any sum of money or assessment other than such as the shareholder may at any time agree to pay for the subscription of Shares or otherwise. Also, the Declaration provides that no liability of any debt or obligation of the Trust shall attach to any shareholder and that the Trust shall indemnify each shareholder, out of the assets of the Trust, for all claims and liabilities to which such shareholder may become subject by reason of his being or having been a shareholder and not because of his acts or omissions or for some reason.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (ii)

Stradley Ronon Stevens & Young, LLP September 24, 2021 Page 3

statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general principles of equity. Further, we do not express any opinion as to (a) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (b) the successful assertion of any equitable defense, or (c) the right of any party to enforce the indemnification or contribution provisions of any agreement.

Based upon and subject to the foregoing it is our opinion that:

1.
The Trust is a voluntary association with transferable shares of beneficial interest of the kind commonly referred to as a “Massachusetts business trust,” is validly existing under the Declaration and is in good standing under the state laws of the Commonwealth of Massachusetts.

2.	The Shares to be issued by the Trust pursuant to the Registration Statement have been duly authorized by the Trust for issuance and sale.

3.
The Shares, when issued, sold and delivered by the Trust against payment therefor in accordance with the terms, conditions, requirements and procedures set forth in the Declaration and the Resolutions, will be validly issued, fully paid and non-assessable by the Trust, subject to compliance with the Securities Act, the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

We have not participated in the preparation of the Registration Statement or any other offering materials relating to the Shares and assume no responsibility for their contents and express no opinion thereon.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is rendered only to you, as counsel to the Trust, and many be relied upon by your in connection with rendering your opinion pursuant to the Registration Statement. We hereby

Stradley Ronon Stevens & Young, LLP September 24, 2021 Page 4

consent to the filing of this opinion with the Commission as an exhibit to the Amendment in accordance with the requirements of Form N-14 and to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Timothy F. Silva
Timothy F. Silva, a Partner